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                                  EXHIBIT 23.1
                         CONSENT OF INDEPENDENT AUDITORS


        We consent to the incorporation by reference in this Registration Statement of Capstone Turbine Corporation on Form S-8 of our reports dated March 26, 2003, appearing in the Annual Report on Form 10-K of Capstone Turbine Corporation for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP
/s/ Deloitte & Touche LLP


Los Angeles, California
November 26, 2003